SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 20, 2004

Exponent, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18655	77-0218904
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, California 94025

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 326-9400

(Former Name or Former Address, if changed since last Report)

Item 9. Regulation FD Disclosure.

In May 2004, Michael Gaulke, the Chief Executive Officer of Exponent, Inc. (“Exponent”), adopted a stock trading plan for trading in Exponent common stock in accordance with Rule 10b5-1 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under Mr. Gaulke’s stock trading plan, he has arranged to sell up to 100,000 shares of common stock. The shares will be sold from time to time over a 12 month period. Trading under the plan may commence on or after July 22, 2004.

The information included in this Form 8-K shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

EXPONENT, INC.

By:	/s/ Richard L. Schlenker
Name:	Richard L. Schlenker
Title:	Chief Financial Officer

Date: July 20, 2004